Skadden, Arps, Slate, Meagher & Flom llp
ONE MANHATTAN WEST
NEW YORK, NY 10001
________

TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com

September 14, 2021

Western Asset Mortgage Capital Corporation
385 East Colorado Boulevard
Pasadena, CA 91101

Re:    Western Asset Mortgage Capital Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $75,000,000 aggregate principal amount of the Company’s 6.75% Convertible Senior Notes due 2024 (the “Firm Securities”) and up to an additional $11,250,000 aggregate principal amount of the Notes to be issued to JMP Securities LLC, as underwriter (the “Underwriter”) pursuant to an option to cover over-allotments (together with the Firm Securities, the “Securities”), to be issued under the Indenture, dated as of October 2, 2017 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture, dated as of September 14, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-3 (File No. 333-238486) of the Company relating to the Securities and other securities of the Company filed on May 18, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on May 26, 2020 (such registration statement being hereinafter referred to as the “Registration Statement”);
(b)the prospectus, dated May 26, 2020 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c)the preliminary prospectus supplement, dated September 9, 2021 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations
(d)the prospectus supplement, dated September 10, 2021 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(e)the pricing term sheet, dated September 10, 2021 (the “Pricing Term Sheet”), relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 433 of the Rules and Regulations;
(f)an executed copy of the Underwriting Agreement, dated as of September 10, 2021, the “Underwriting Agreement”), among the Company, Western Asset Management Company, LLC, a California limited liability company, and the Underwriter, relating to the sale by the Company to the Underwriter of the Securities;
6

(g)an executed copy of the Base Indenture;
(h)an executed copy of the Supplemental Indenture;
(i)the global certificate evidencing the Securities executed by the Company and registered in the name of Cede & Co. (the “Note Certificate”), delivered by the Company to the Trustee for authentication and delivery;
(j)an executed copy of a certificate of Adam Wright, Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(k)a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of September 9, 2021, and certified pursuant to the Secretary’s Certificate;
(l)a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;
(m)a copy of certain resolutions of the Board of Directors of the Company, adopted on September 2, 2021, certified pursuant to the Secretary’s Certificate; and
(n)a copy of certain resolutions of the Pricing Committee of the Board of Directors of the Company, adopted on September 10, 2021, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).

6

As used herein, “Transaction Documents” means the Underwriting Agreement, the Indenture and the Note Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.The Note Certificate has been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the DGCL, and when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.The shares of common stock, par value $0.001 per share, initially issuable upon conversion of the Firm Securities pursuant to the Indenture (the “Conversion Shares”), when issued upon conversion of the Firm Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable and free and clear of any preemptive or similar rights arising under the DGCL or the Company’s Organizational Documents. The resolutions of the Board of Directors of the Company approving the issuance of the Securities state that they have reserved the Conversion Shares for issuance.

The opinions stated herein are subject to the following qualifications:
(a)we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws and orders or governmental orders affecting creditors' rights generally, and the opinion stated herein is limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)except to the extent expressly stated in the opinion contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;
(c)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(d)we do not express any opinion with respect to any securities, antifraud, consumer credit, debt collection, privacy, derivatives or commodities laws, rules or regulations, Regulations T, U or X of the Board of Governors of the Federal Reserve System or laws, rules or regulations relating to national security;
6

(e)except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;
(f)the opinion stated herein is limited to the agreements and documents specifically identified in the opinion contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto);
(g)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations; and
(h)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.
In addition, in rendering the foregoing opinions we have assumed that:
(a)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2020), (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and
(b)neither the execution and delivery by the Company of the Transaction Documents, nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit
6

that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP
DJG
6